UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2017, CNL Growth Properties, Inc. (“we” or the “Company”) entered into an Assignment and Assumption Agreement (the “Agreement”) with our advisor, Global Growth Advisors, LLC (the “Advisor”), pursuant to which we transferred certain remaining assets and liabilities to the Advisor and the Advisor agreed to perform certain administrative and related matters in connection with the winding-up of the Company in exchange for a net payment from the Advisor of approximately $21,420.

Among the assets transferred to the Advisor were certain membership interests in GGT Spring Town TX, a Delaware limited liability company (“Spring Town”) that was formed to acquire, develop and operate real estate and an apartment complex known as Modera Spring Town Center (the “Property”). As previously reported, pursuant to the terms of the Purchase and Sale Agreement (the “PSA”) between Spring Town and Abbey Residential, LLC (the “Buyer”), Spring Town sold the Property on June 23, 2017. The PSA requires Spring Town to retain $500,000 of the purchase proceeds in escrow until the later of December 23, 2017 or the date any claims filed pursuant to the PSA are settled (the “Survival Period”) for purposes of indemnification of the Buyer under the PSA. The Advisor paid the Company $237,500 for such membership interests, which amount was netted from the payments due to the Advisor for its assumption of the liabilities of the Company and agreement to perform certain administrative matters as set forth in the Agreement.

Item 8.01	Other Events.

Final Liquidating Cash Distribution and Dissolution of the Company

On October 16, 2017, our board of directors declared a final cash distribution of $120.7 million, which equals $5.35 per share (the “Final Distribution”) to the holders of record of our common stock as of the close of business on October 17, 2017, payable on or around October 24, 2017. The Final Distribution will be the last distribution made pursuant to the plan of dissolution that was approved by our stockholders on August 4, 2016 (the “Plan”). The Final Distribution of $5.35 per share is higher than our previously announced estimated net asset value of our common stock as of December 31, 2016 of $5.01 per share. After giving effect to the Final Distribution, stockholders will have received an aggregate of $13.00 per share, which is higher than the estimate of $11.41- $12.39 provided in the proxy statement dated June 17, 2016 seeking stockholder approval of the Plan. With respect to shareholders who received quarterly stock distributions between October 2010 and September 2014, the number of shares held by a shareholder increased by between 3.4% and 40% depending on when the shares were originally purchased. As a result, such shareholders will receive additional total distributions. For example, initial shareholders who invested in the Company in December 2009 have received an additional 0.4 shares in the Company for each share originally purchased and will receive a total of $18.21 in distributions for each $10 invested. Shareholders who invested in April 2014 have received an additional 0.034 shares for each share originally purchased and will receive a total of $13.45 in distributions for each $10 invested. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a performance chart providing additional detail regarding total returns received by stockholders on their investment in the Company’s common stock.

The Final Distribution will be reflected in each stockholder’s Form 1099 for the year ending October 31, 2017. As discussed in the definitive proxy statement, the liquidating distributions will be applied to reduce a stockholders’ basis but not below zero. The amount of distributions in excess of basis will be gain which should be recognized in the year such amount is received. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Final Distribution in light of his or her particular investment or tax circumstances.

The Company anticipates that promptly following the Final Distribution, on or around October 31, 2017, it will file its Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland, upon which the Company will be legally dissolved and all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders shall cease and terminate. We will also file appropriate notification to terminate our obligations under the U.S. securities laws.

On October 18, 2017, the Company sent to stockholders a letter regarding the Final Distribution and dissolution of the Company and a performance chart showing stockholder distributions per share paid per year. A copy of the letter is included herewith as Exhibit 99.2 and incorporated by reference herein.

Fee Paid to Advisor for Subordinated Share of Net Sales

Pursuant to our Third Articles of Amendment and Restatement and our Advisory Agreement, our Advisor is entitled to a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, and distributions paid to our stockholders from inception through the measurement date, and total incentive fees, if any, previously paid to the Advisor exceeds (B) the sum of the amount paid for our common stock in our public offerings which is outstanding (without deduction for organizational and offering expenses and less amounts paid to redeem shares under our share redemption plan) (“invested capital”) and amounts required to pay our stockholders a 6% cumulative, non-compounded annual return on invested capital, less (ii) total incentive fees, if any, previously paid to the Advisor. We will pay the Advisor approximately $5.2 million as its subordinated share of net sales in satisfaction of our obligations under the Advisory Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Performance Chart

99.2	Letter to Stockholders dated October 18, 2017 announcing Final Distribution

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Performance Chart

99.2	Letter to Stockholders dated October 18, 2017 announcing Final Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2017		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer

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